Exhibit 99.B(e)(ii)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE FUNDS

and

ING FUNDS DISTRIBUTOR, LLC

Company
ING Growth and Income Portfolio